UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No.1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2019

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
The Board of Directors of Astronics Corporation (the “Company” or Astronics”) has elected Tonit Calaway as a director of the Company effective September 19, 2019. She will serve on the Compensation Committee and the Nominating/Governance Committee.
There are no arrangements or understandings between Ms. Calaway and any other person pursuant to which she was selected as a director of Astronics Corporation. There are no transactions to which Astronics Corporation is a participant and in which Ms. Calaway has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements (whether or not written) to which Ms. Calaway is a party or in which she participates that is entered into in connection with the election of Ms. Calaway as a director.

As of the date of appointment, Ms. Calaway is entitled to receive compensation and participate in the plans of the Company applicable to all of the Company's directors, as more particularly described on page 9 of the Company's proxy statement filed April 17, 2019, under the sub-heading “Compensation of Directors”.
On September 19, 2019, the Company issued a press release regarding the election of Ms. Calaway. The text of the press release was then amended to correct aa typographical error. The amended press release announcing the election is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
Press Release of Astronics Corporation dated September 19, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	September 20, 2019	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Astronics Corporation dated September 19, 2019